Exhibit 99.1
CONSOLIDATED FINANCIAL STATEMENTS OF DOTDASH MEREDITH, INC.

Index
Consolidated Financial Statements
DOTDASH MEREDITH, INC.
CONSOLIDATED BALANCE SHEET
(Unaudited)

	September 30, 2023	December 31, 2022
	(In thousands, except share data)
ASSETS
Cash and cash equivalents	$266,404	$123,866
Accounts receivable, net	312,756	367,512
Other current assets	125,298	166,470
Total current assets	704,458	657,848

Leasehold improvements, equipment, land, buildings and capitalized software, net	149,672	209,818
Goodwill	1,499,873	1,499,873
Intangible assets, net of accumulated amortization	739,411	895,242
Other non-current assets	333,040	430,657
TOTAL ASSETS	$3,426,454	$3,693,438

LIABILITIES AND SHAREHOLDER'S EQUITY
LIABILITIES:
Current portion of long-term debt	$30,000	$30,000
Accounts payable, trade	39,134	48,702
Deferred revenue	27,625	26,709
Accrued expenses and other current liabilities	334,233	426,184
Total current liabilities	430,992	531,595

Long-term debt, net	1,503,952	1,524,475
Deferred income taxes	20,779	77,596
Other long-term liabilities	417,455	484,226

Commitments and contingencies

SHAREHOLDER'S EQUITY:
Common Stock, $0.01 par value per share; authorized 1,000 shares; 1,000 shares issued and outstanding	—	—
Additional paid-in capital	1,658,529	1,518,722
Accumulated deficit	(599,193)	(430,914)
Accumulated other comprehensive loss	(6,060)	(12,262)
Total shareholder's equity	1,053,276	1,075,546
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY	$3,426,454	$3,693,438

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

DOTDASH MEREDITH, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands)
Revenue	$417,457	$467,085	$1,219,037	$1,457,080
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	164,849	203,875	499,737	640,982
Selling and marketing expense	112,640	134,998	336,222	451,500
General and administrative expense	46,689	71,684	204,738	207,050
Product development expense	31,427	31,593	96,174	93,682
Depreciation	8,728	6,977	58,962	33,140
Amortization of intangibles	56,697	113,456	155,831	209,976
Total operating costs and expenses	421,030	562,583	1,351,664	1,636,330
Operating loss	(3,573)	(95,498)	(132,627)	(179,250)
Interest expense	(35,121)	(24,405)	(102,306)	(59,785)
Other income (expense), net	2,351	2,797	8,090	(74,531)
Loss before income taxes	(36,343)	(117,106)	(226,843)	(313,566)
Income tax benefit	11,000	30,090	58,564	77,938
Net loss	$(25,343)	$(87,016)	$(168,279)	$(235,628)

Stock-based compensation expense by function:
Cost of revenue	$516	$—	$1,015	$—
Selling and marketing expense	524	487	1,364	967
General and administrative expense	4,762	4,094	12,111	10,893
Product development expense	609	1,677	2,582	3,780
Total stock-based compensation expense	$6,411	$6,258	$17,072	$15,640

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

DOTDASH MEREDITH, INC.
CONSOLIDATED STATEMENT OF COMPREHENSIVE OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands)
Net loss	$(25,343)	$(87,016)	$(168,279)	$(235,628)
Other comprehensive (loss) income, net of income taxes:
Change in foreign currency translation adjustment	(630)	(12,865)	(5)	(27,042)
Change in net unrealized gains on interest rate swaps	2,855	—	6,207	—
Total other comprehensive income (loss), net of income taxes	2,225	(12,865)	6,202	(27,042)
Comprehensive loss	$(23,118)	$(99,881)	$(162,077)	$(262,670)

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

DOTDASH MEREDITH, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY
Three and nine months ended September 30, 2023
(Unaudited)

	Common Stock, $0.01 par value		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholder's Equity
	$	Shares
	(In thousands, except share count)
Balance at June 30, 2023	$—	1,000	$1,657,123	$(573,850)	$(8,285)	$1,074,988
Net loss	—	—	—	(25,343)	—	(25,343)
Other comprehensive income	—	—	—	—	2,225	2,225
Stock-based compensation expense	—	—	6,411	—	—	6,411
Contributions from IAC	—	—	125,000	—	—	125,000
Distributions to IAC	—	—	(130,000)	—	—	(130,000)
Reimbursement to IAC for settlement of subsidiary denominated equity awards	—	—	(5)	—	—	(5)
Balance at September 30, 2023	$—	1,000	$1,658,529	$(599,193)	$(6,060)	$1,053,276

	Common Stock, $0.01 par value		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholder's Equity
	$	Shares
	(In thousands, except share count)
Balance at December 31, 2022	$—	1,000	$1,518,722	$(430,914)	$(12,262)	$1,075,546
Net loss	—	—	—	(168,279)	—	(168,279)
Other comprehensive income	—	—	—	—	6,202	6,202
Stock-based compensation expense	—	—	17,072	—	—	17,072
Contributions from IAC	—	—	405,000	—	—	405,000
Distributions to IAC	—	—	(280,000)	—	—	(280,000)
Reimbursement to IAC for settlement of subsidiary denominated equity awards	—	—	(2,265)	—	—	(2,265)
Balance at September 30, 2023	$—	1,000	$1,658,529	$(599,193)	$(6,060)	$1,053,276

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

DOTDASH MEREDITH, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY
Three and nine months ended September 30, 2022
(Unaudited)

	Common Stock, $0.01 par value		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholder's Equity
	$	Shares
	(In thousands, except share count)
Balance at June 30, 2022	$—	1,000	$1,501,220	$(211,977)	$(12,525)	$1,276,718
Net loss	—	—	—	(87,016)	—	(87,016)
Other comprehensive loss	—	—	—	—	(12,865)	(12,865)
Stock-based compensation expense	—	—	6,258	—	—	6,258
Reimbursement to IAC for settlement of subsidiary denominated equity awards	—	—	(244)	—	—	(244)
Balance at September 30, 2022	$—	1,000	$1,507,234	$(298,993)	$(25,390)	$1,182,851

	Common Stock, $0.01 par value		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Shareholder's Equity
	$	Shares
	(In thousands, except share count)
Balance at December 31, 2021	$—	1,000	$1,494,176	$(63,365)	$1,652	$1,432,463
Net loss	—	—	—	(235,628)	—	(235,628)
Other comprehensive loss	—	—	—	—	(27,042)	(27,042)
Stock-based compensation expense	—	—	15,640	—	—	15,640
Reimbursement to IAC for settlement of subsidiary denominated equity awards	—	—	(2,582)	—	—	(2,582)
Balance at September 30, 2022	$—	1,000	$1,507,234	$(298,993)	$(25,390)	$1,182,851

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

DOTDASH MEREDITH, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
	(In thousands)
Cash flows from operating activities:
Net loss	$(168,279)	$(235,628)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of intangibles	155,831	209,976
Non-cash lease expense (including right-of-use asset impairments)	72,557	41,848
Depreciation	58,962	33,140
Stock-based compensation	17,072	15,640
Provision for credit losses	3,457	5,166
Deferred income taxes	(58,719)	(80,087)
Pension and postretirement benefit (credit) cost	(53)	78,088
Other adjustments, net	1,243	3,194
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	50,978	68,291
Other assets	22,741	3,888
Operating lease liabilities	(36,143)	(29,233)
Accounts payable and other liabilities	(97,590)	(206,962)
Income taxes payable and receivable	(33,758)	(2,690)
Deferred revenue	1,024	(4,879)
Net cash used in operating activities	(10,677)	(100,248)
Cash flows from investing activities:
Capital expenditures	(7,601)	(8,573)
Net proceeds from the sales of assets	28,614	—
Decrease in notes receivable	13,998	19,497
Proceeds from life insurance claims	10,051	2,766
Proceeds from the sale of a business	2,212	25,618
Other, net	1,000	250
Net cash provided by investing activities	48,274	39,558
Cash flows from financing activities:
Contributions from IAC	405,000	—
Distributions to IAC	(280,000)	—
Principal payments on Dotdash Meredith Term Loans	(22,500)	(22,500)
Refund pursuant to the tax sharing agreement	5,373	—
Withholding taxes paid on behalf of Dotdash Meredith employees for the exercise of stock appreciation rights	—	(254)
Reimbursement to IAC for the exercise of stock appreciation rights by Dotdash Meredith employees	(2,265)	(2,338)
Debt issuance costs	—	(785)
Other, net	(579)	—
Net cash provided by (used in) financing activities	105,029	(25,877)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	84	(2,740)
Net increase (decrease) in cash and cash equivalents and restricted cash	142,710	(89,307)
Cash and cash equivalents and restricted cash at beginning of period	130,507	234,620
Cash and cash equivalents and restricted cash at end of period	$273,217	$145,313

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

Index
DOTDASH MEREDITH, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1—THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Operations
Dotdash Meredith is one of the largest digital and print publishers in America. From mobile to magazines, nearly 200 million people trust Dotdash Meredith to help them make decisions, take action and find inspiration. Dotdash Meredith's over 40 iconic brands include PEOPLE, Better Homes & Gardens, Verywell, FOOD & WINE, The Spruce, Allrecipes, Byrdie, REAL SIMPLE, Investopedia and Southern Living. Dotdash Meredith is a wholly-owned subsidiary of IAC Inc. ("IAC").
As used herein, the "Company," "we," "our" or "us" and similar terms refer to Dotdash Meredith and its subsidiaries (unless the context requires otherwise).
The Company has two operating segments: (i) Digital, which includes its digital, mobile and licensing operations; and (ii) Print, which includes its magazine subscription and newsstand operations.
Basis of Presentation
The Company prepares its consolidated financial statements (referred to herein as "financial statements") in accordance with United States ("U.S.") generally accepted accounting principles ("GAAP"). All intercompany transactions and balances between and among the entities comprising the Company have been eliminated.
For the purpose of the financial statements, income taxes have been computed for the Company on an as if standalone, separate tax return basis. See "Note 8—Income Taxes" for additional information.
The unaudited interim financial statements have been prepared in accordance with GAAP for interim financial information and with the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and notes required by GAAP for complete annual financial statements. In the opinion of management, the unaudited interim financial statements include all normal recurring adjustments considered necessary for a fair presentation. Interim results are not necessarily indicative of the results that may be expected for the full year. The unaudited interim financial statements should be read in conjunction with the annual audited financial statements of the Company and notes thereto for the year ended December 31, 2022.
Accounting Estimates
Management of the Company is required to make certain estimates, judgments and assumptions during the preparation of its financial statements in accordance with GAAP. These estimates, judgments and assumptions impact the reported amounts of assets, liabilities, revenue and expenses and the related disclosure of assets and liabilities. Actual results could differ from these estimates.
On an ongoing basis, the Company evaluates its estimates, judgments and assumptions, including those related to: the fair value of cash equivalents; the carrying value of accounts receivable, including the determination of the allowance for credit losses; the recoverability of right-of-use assets ("ROU assets"); the useful lives and recoverability of leasehold improvements, equipment, buildings and capitalized software and definite-lived intangible assets; the recoverability of goodwill and indefinite-lived intangible assets; the fair value of interest rate swaps; contingencies; unrecognized tax benefits; the valuation allowance for deferred income tax assets; pension and postretirement benefit expenses, including actuarial assumptions regarding discount rates, expected returns on plan assets, inflation and healthcare costs; and the fair value of and forfeiture rates for stock-based awards, among others. The Company bases its estimates, judgments and assumptions on historical experience, its forecasts and budgets and other factors that the Company considers relevant.

Index
DOTDASH MEREDITH, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Interest Rate Swaps
In March 2023, the Company entered into interest rate swaps for a total notional amount of $350 million, which synthetically converted a portion of the Term Loan B from a variable rate to a fixed rate to manage interest rate risk exposure beginning on April 3, 2023. The Company designated the interest rate swaps as cash flow hedges and applies hedge accounting to these contracts in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification 815, Derivatives and Hedging. As cash flow hedges, the interest rate swaps are recognized at fair value on the balance sheet as either assets or liabilities, with the changes in fair value recorded in "Accumulated other comprehensive loss" in the balance sheet and reclassified into “Interest expense” in the statement of operations in the periods in which the interest rate swaps affect earnings. The Company assessed hedge effectiveness at the time of entering into these agreements and determined these interest rate swaps are expected to be highly effective. The Company evaluates the hedge effectiveness of the interest rate swaps quarterly, or more frequently, if necessary, by verifying (i) that the critical terms of the interest rate swaps continue to match the critical terms of the hedged interest payments and (ii) that it is probable the counterparties will not default. If the two requirements are met, the interest rate swaps are determined to be effective and all changes in the fair value of the interest rate swaps are recorded in "Accumulated other comprehensive loss." The cash flows related to interest settlements of the hedged monthly interest payments are classified as operating activities in the statement of cash flows, consistent with the interest expense on the related Term Loan B. See "Note 3—Long-term Debt" for additional information.
General Revenue Recognition
The Company accounts for a contract with a customer when it has approval and commitment from all parties, the rights of the parties and payment terms are identified, the contract has commercial substance and collectability of consideration is probable. Revenue is recognized when control of the promised services or goods is transferred to the Company's customers and in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services or goods.
The Company's disaggregated revenue disclosures are presented in "Note 5 —Segment Information."
Deferred Revenue
Deferred revenue consists of payments that are received or are contractually due in advance of the Company's performance obligation. The Company’s deferred revenue is reported on a contract-by-contract basis at the end of each reporting period. The Company classifies deferred revenue as current when the remaining term or expected completion of its performance obligation is one year or less. The deferred revenue balances were $27.7 million at September 30, 2023 and $26.7 million at December 31, 2022 and was all current, except for less than $0.1 million in both periods that was non-current. During the nine months ended September 30, 2023, the Company recognized $26.0 million of revenue that was included in the deferred revenue balance at December 31, 2022. During the nine months ended September 30, 2022, the Company recognized $13.9 million of revenue that was included in the deferred revenue balance at December 31, 2021. The current and non-current deferred revenue balances were $23.4 million and $0.1 million, respectively, at December 31, 2021. Non-current deferred revenue is included in "Other long-term liabilities" in the balance sheet.
Practical Expedients and Exemptions
For contracts that have an original duration of one year or less, the Company uses the practical expedient available under FASB Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers, applicable to such contracts and does not consider the time value of money.
In addition, as permitted under the practical expedient available under ASU No. 2014-09 the Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less, (ii) contracts with variable consideration that is tied to sales-based or usage-based royalties, allocated entirely to unsatisfied performance obligations, or to a wholly unsatisfied promise accounted for under the series guidance and (iii) contracts for which the Company recognizes revenue at the amount which it has the right to invoice for services performed.

Index
DOTDASH MEREDITH, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Recent Accounting Pronouncements
There are no recently issued accounting pronouncements that are expected to have a material effect on the results of operations, financial condition or cash flows of the Company.
Reclassifications
Certain prior year amounts have been reclassified to conform to the current year presentation.
NOTE 2—FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS
The Company categorizes its financial instruments measured at fair value into a fair value hierarchy that prioritizes the inputs used in pricing the asset or liability. The three levels of the fair value hierarchy are:
•Level 1: Observable inputs obtained from independent sources, such as quoted market prices for identical assets and liabilities in active markets.
•Level 2: Other inputs, which are observable directly or indirectly, such as quoted market prices for similar assets or liabilities in active markets, quoted market prices for identical or similar assets or liabilities in markets that are not active and inputs that are derived principally from or corroborated by observable market data. The fair values of the Company's Level 2 financial assets are primarily obtained from observable market prices for identical underlying securities that may not be actively traded. Certain of these securities may have different market prices from multiple market data sources, in which case an average market price is used.
•Level 3: Unobservable inputs for which there is little or no market data and require the Company to develop its own assumptions, based on the best information available in the circumstances, about the assumptions market participants would use in pricing the assets or liabilities.
The following tables present the Company’s financial instruments that are measured at fair value on a recurring basis:

	September 30, 2023
	Quoted Market Prices for Identical Assets in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value Measurements
	(In thousands)
Assets:
Cash equivalents:
Money market funds	$232,925	$—	$—	$232,925
Time deposits	—	12,638	—	12,638
Other non-current assets:
Interest rate swaps(a)	—	8,129	—	8,129
Total	$232,925	$20,767	$—	$253,692
_____________________
(a) Interest rate swaps relate to the $350 million notional amount of the Company's Term Loan B and are included in "Other non-current assets" in the balance sheet. See "Note 1—The Company and Summary of Significant Accounting Policies" and "Note 3—Long-term Debt" for additional information. The fair value of interest rate swaps was determined using discounted cash flows derived from observable market prices, including swap curves, which are Level 2 inputs.

Index
DOTDASH MEREDITH, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

	December 31, 2022
	Quoted Market Prices for Identical Assets in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value Measurements
	(In thousands)
Assets:
Cash equivalents:
Money market funds	$43,000	$—	$—	$43,000
Time deposits	—	10,871	—	10,871
Total	$43,000	$10,871	$—	$53,871
Assets measured at fair value on a nonrecurring basis
The Company's non-financial assets, such as goodwill, intangible assets, ROU assets, leasehold improvements, equipment, buildings and capitalized software, are adjusted to fair value only when an impairment is recognized. Such fair value measurements are based predominantly on Level 3 inputs.
Intangible Asset
During the third quarter of 2023, the Company determined that a projected reduction in future revenue related to a certain indefinite-lived trade name intangible asset in the Digital segment was an indicator of possible impairment. Following the identification of the indicator, the Company updated its calculation of the fair value of the indefinite-lived intangible asset and recorded an impairment of $7.6 million. The impairment of indefinite-lived intangible assets is included in "Amortization of intangibles" in the statement of operations. The Company determines the fair value of indefinite-lived intangible assets using an avoided royalty discounted cash flow ("DCF") valuation analysis. Significant judgments inherent in this analysis include the selection of appropriate royalty and discount rates and estimating the amount and timing of expected future cash flows. The discount rate used in the DCF analysis was intended to reflect the risks inherent in the expected future cash flows generated by the intangible asset. The royalty rate used in the DCF analysis was based upon an estimate of the royalty rate that a market participant would pay to license the Company's trade names and trademarks. The discount rate used to value the trade name was 16% and the royalty rate was 8%. Following the impairment charge, the carrying value of this indefinite-lived intangible asset approximates its fair value.
ROU Assets and Related Leasehold Improvements, Furniture and Equipment
During the first quarter of 2023, the Company recorded impairment charges of $70.0 million related to certain unoccupied leased office space due to the continued decline in the commercial real estate market consisting of impairments of $44.7 million and $25.3 million of an ROU asset and related leasehold improvements, furniture and equipment, respectively.
During the third quarter of 2022, the Company recorded impairment charges of $21.3 million related to the consolidation of certain leased spaces following the Meredith acquisition, consisting of impairments of $14.3 million and $7.0 million of an ROU asset and related leasehold improvements, furniture and equipment, respectively. See "Note 6—Restructuring Charges, Transaction-Related Expenses and Change-in-Control Payments" for additional information.
The impairment charges related to ROU assets are included in "General and administrative expense" and the impairment charges related to leasehold improvements, furniture and equipment are included in "Depreciation" in the statement of operations. The impairment charges represent the amount by which the carrying value of the asset group exceeded its estimated fair value, calculated using a DCF approach using sublease market assumptions of the expected cash flows and discount rate. The impairment charges were allocated between the ROU assets and related leasehold improvements, furniture and equipment of the asset group based on their relative carrying values.

Index
DOTDASH MEREDITH, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Financial instruments measured at fair value only for disclosure purposes
The total fair value of the outstanding long-term debt, including the current portion, is estimated using observable market prices or indices for similar liabilities, which are Level 2 inputs, and was approximately $1.5 billion and $1.4 billion at September 30, 2023 and December 31, 2022, respectively.
NOTE 3—LONG-TERM DEBT
Long-term debt consists of:

	September 30, 2023	December 31, 2022
	(In thousands)
Term Loan A due December 1, 2026	$319,375	$332,500
Term Loan B due December 1, 2028	1,228,125	1,237,500
Total long-term debt	1,547,500	1,570,000
Less: current portion of long-term debt	30,000	30,000
Less: original issue discount	4,680	5,310
Less: unamortized debt issuance costs	8,868	10,215
Total long-term debt, net	$1,503,952	$1,524,475
Term Loans and Revolving Facility
On December 1, 2021, the Company entered into a credit agreement ("Credit Agreement"), which provides for (i) the five-year $350 million Term Loan A, (ii) the seven-year $1.25 billion Term Loan B (and together with the Term Loan A, the "Term Loans") and (iii) a five-year $150 million revolving credit facility ("Revolving Facility"). The Term Loan A bears interest at an adjusted term secured overnight financing rate ("Adjusted Term SOFR") as defined in the Credit Agreement plus an applicable margin depending on the Company's most recently reported consolidated net leverage ratio, as defined in the Credit Agreement. The adjustment to the secured overnight financing rate is fixed at 0.10% for the Term Loan A. The Term Loan B has a varying adjustment of 0.10%, 0.15% or 0.25% based upon the duration of the borrowing period. At September 30, 2023 and December 31, 2022, the Term Loan A bore interest at Adjusted Term SOFR plus 2.25%, or 7.60% and 5.91%, respectively, and the Term Loan B bore interest at Adjusted Term SOFR, subject to a minimum of 0.50%, plus 4.00%, or 9.43% and 8.22%, respectively. Interest payments are due at least quarterly through the terms of the Term Loans.
In March 2023, the Company entered into interest rate swaps on the Term Loan B for a total notional amount of $350 million with a maturity date of April 1, 2027. The interest rate swaps synthetically convert $350 million of the Term Loan B for the duration of the interest rate swaps from a variable rate to a fixed rate of approximately 7.92% ((i) the weighted average fixed interest rate of approximately 3.82% on the interest rate swaps plus (ii) the adjustment to the secured overnight financing rate of 0.10% plus (iii) the base rate of 4.00%), beginning on April 3, 2023.
The interest rate swaps are expected to be highly effective. See "Note 4—Accumulated Other Comprehensive Loss" for the net unrealized gains recognized in "Accumulated other comprehensive loss" and realized gains reclassified into "Interest expense" for the three and nine months ended September 30, 2023. At September 30, 2023, approximately $5.1 million is expected to be reclassified into interest expense within the next twelve months as realized gains. The related asset of $8.1 million is included in "Other non-current assets" in the balance sheet at September 30, 2023.
The Term Loan A requires quarterly principal payments of approximately $4.4 million through December 31, 2024, $8.8 million through December 31, 2025 and approximately $13.1 million thereafter through maturity. The Term Loan B requires quarterly payments of $3.1 million through maturity. The Term Loan B may require additional annual principal payments as part of an excess cash flow sweep provision, the amount of which, in part, is governed by the applicable net leverage ratio. No such payment was required related to the period ended December 31, 2022.

Index
DOTDASH MEREDITH, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

There were no outstanding borrowings under the Revolving Facility at September 30, 2023 and December 31, 2022. The annual commitment fee on undrawn funds is based on the Company's consolidated net leverage ratio, as defined in the Credit Agreement, most recently reported and was 40 basis points at both September 30, 2023 and December 31, 2022. Any borrowings under the Revolving Facility would bear interest, at the Company's option, at either a base rate or Adjusted Term SOFR, plus an applicable margin, which is based on the Company's consolidated net leverage ratio.
As of the last day of any calendar quarter, if either (i) $1.00 or more of loans under the Revolving Facility or Term Loan A are outstanding, or (ii) the outstanding face amount of undrawn letters of credit, other than cash collateralized letters of credit at 102% of face value, exceeds $25 million, subject to certain increases for qualifying material acquisitions, then the Company will not permit the consolidated net leverage ratio, which permits netting of up to $250 million in cash and cash equivalents, as of the last day of such quarter to exceed 5.5 to 1.0. The Credit Agreement also contains covenants that would limit the Company’s ability to pay dividends, incur incremental secured indebtedness, or make distributions or certain investments in the event a default has occurred or if the Company’s consolidated net leverage ratio exceeds 4.0 to 1.0, subject to certain available amounts as defined in the Credit Agreement. This ratio was exceeded for both test periods ended September 30, 2023 and December 31, 2022. The Credit Agreement also permits IAC to, among other things, contribute cash to the Company, which will provide additional liquidity to ensure that the Company does not exceed certain consolidated net leverage ratios for any test period, as further defined in the Credit Agreement. In connection with these capital contributions, the Company may make distributions to IAC in amounts not more than any such capital contributions, provided that no default has occurred and is continuing. Such capital contributions and subsequent distributions impact the consolidated net leverage ratios of the Company. In the three and nine months ended September 30, 2023, IAC contributed $125.0 million and $405.0 million, respectively, to the Company, which the Company subsequently distributed back to IAC $125.0 million in October 2023 and $130.0 million and $280.0 million in the three and nine months ended September 30, 2023, respectively.
The obligations under the Credit Agreement are guaranteed by certain of the Company's wholly-owned subsidiaries and are secured by substantially all of the assets of the Company and certain of its subsidiaries.
NOTE 4—ACCUMULATED OTHER COMPREHENSIVE LOSS
The following tables present the components of accumulated other comprehensive loss, net of income tax:

	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
	Foreign Currency Translation Adjustment	Unrealized Gains On Interest Rate Swaps	Accumulated Other Comprehensive Loss	Foreign Currency Translation Adjustment
	(In thousands)
Balance at July 1	$(11,637)	$3,352	$(8,285)	$(12,525)
Other comprehensive (loss) income	(630)	4,140	3,510	(12,865)
Amounts reclassified to earnings	—	(1,285)	(1,285)	—
Current period other comprehensive (loss) income	(630)	2,855	2,225	(12,865)
Balance at September 30	$(12,267)	$6,207	$(6,060)	$(25,390)

Index
DOTDASH MEREDITH, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
	Foreign Currency Translation Adjustment	Unrealized Gains On Interest Rate Swaps	Accumulated Other Comprehensive Loss	Foreign Currency Translation Adjustment
	(In thousands)
Balance at January 1	$(12,262)	$—	$(12,262)	$1,652
Other comprehensive (loss) income	(5)	8,512	8,507	(27,042)
Amounts reclassified to earnings	—	(2,305)	(2,305)	—
Current period other comprehensive (loss) income	(5)	6,207	6,202	(27,042)
Balance at September 30	$(12,267)	$6,207	$(6,060)	$(25,390)
At September 30, 2023, there was $1.9 million of deferred income tax provision related to unrealized gains on interest rate swaps. At September 30, 2022, there was no income tax benefit or provision on the accumulated other comprehensive loss.
NOTE 5—SEGMENT INFORMATION
The overall concept that the Company employs in determining its operating segments is to present the financial information in a manner consistent with the chief operating decision maker's view of the businesses. In addition, we consider how the businesses are organized as to segment management and the focus of the businesses with regards to the types of services or products offered or the target market.
The following table presents revenue by reportable segment:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands)
Revenue
Digital	$212,050	$220,749	$608,819	$671,424
Print	211,259	251,471	625,046	801,756
Intersegment eliminations(a)	(5,852)	(5,135)	(14,828)	(16,100)
Total	$417,457	$467,085	$1,219,037	$1,457,080

Index
DOTDASH MEREDITH, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

The following table presents the revenue of the Company's segments disaggregated by type of service:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands)
Digital:
Advertising revenue	$131,204	$148,309	$375,268	$442,950
Performance marketing revenue	56,436	46,089	160,001	144,127
Licensing and other revenue	24,410	26,351	73,550	84,347
Total digital revenue	212,050	220,749	608,819	671,424
Print:
Subscription revenue	86,195	96,048	247,864	334,311
Advertising revenue	53,064	64,446	158,401	208,399
Project and other revenue	32,538	39,419	96,213	114,698
Newsstand revenue	29,679	37,180	89,099	104,015
Performance marketing revenue	9,783	14,378	33,469	40,333
Total print revenue	211,259	251,471	625,046	801,756
Intersegment eliminations(a)	(5,852)	(5,135)	(14,828)	(16,100)
Total revenue	$417,457	$467,085	$1,219,037	$1,457,080
_____________________
(a) Intersegment eliminations primarily related to Digital performance marketing commissions earned for the placement of magazine subscriptions for Print.
Revenue by geography is based on where the customer is located. Geographic information about revenue and long-lived assets is presented below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands)
Revenue:
United States	$417,457	$467,050	$1,219,037	$1,455,792
All other countries	—	35	—	1,288
Total	$417,457	$467,085	$1,219,037	$1,457,080

	September 30, 2023	December 31, 2022
	(In thousands)
Long-lived assets (excluding goodwill, intangible assets and ROU assets):
United States	$148,919	$208,744
All other countries	753	1,074
Total	$149,672	$209,818

Index
DOTDASH MEREDITH, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

The following tables present operating income (loss) and Adjusted EBITDA by reportable segment:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands)
Operating income (loss):
Digital(b)	$1,467	$(104,445)	$(10,361)	$(95,217)
Print	2,003	27,325	(4,697)	(31,109)
Other(c)(d)	(7,043)	(18,378)	(117,569)	(52,924)
Total(e)	$(3,573)	$(95,498)	$(132,627)	$(179,250)
_____________________
(b) Includes an impairment charge of $7.6 million related to the reassessed fair value of a certain indefinite-lived intangible asset for the three and nine months ended September 30, 2023. See "Note 2—Financial Instruments and Fair Value Measurements" for additional information on the impairment charge.

(c) Other comprises unallocated corporate expenses.
(d) Includes impairment charges of $70.0 million related to unoccupied leased office space and write-off of certain leasehold improvements and furniture and equipment of $4.2 million for the nine months ended September 30, 2023, of which $29.6 million is included in "Depreciation" in the statement of operations. See "Note 2—Financial Instruments and Fair Value Measurements" for additional information on the impairment charges.

(e) Includes restructuring charges of $24.7 million and $60.8 million and transaction-related expenses of $0.8 million and $6.0 million in connection with the acquisition of Meredith for the three and nine months ended September 30, 2022, respectively. The restructuring charges for both the three and nine months ended September 30, 2022 include $7.0 million of impairment charges included in "Depreciation" in the statement of operations. See "Note 6—Restructuring Charges, Transaction-Related Expenses and Change-in-Control Payments" for additional information.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands)
Adjusted EBITDA(f)(h):
Digital	$51,830	$22,602	$127,067	$108,718
Print	$19,267	$23,097	$48,011	$18,882
Other(c)(g)	$(2,834)	$(14,506)	$(75,840)	$(48,706)
_____________________
(f) The Company's primary financial measure is Adjusted EBITDA, which is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets, if applicable, and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements.

(g) Includes impairment charges of $44.7 million related to unoccupied leased office space for the nine months ended September 30, 2023. See "Note 2—Financial Instruments and Fair Value Measurements" for additional information.

(h) Includes restructuring charges of $17.7 million and $53.8 million and transaction-related expenses of $0.8 million and $6.0 million in connection with the acquisition of Meredith for the three and nine months ended September 30, 2022, respectively. See "Note 6—Restructuring Charges, Transaction-Related Expenses and Change-in-Control Payments" for additional information.

Index
DOTDASH MEREDITH, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

The following tables reconcile operating income (loss) for the Company's reportable segments and net loss to Adjusted EBITDA:

	Three Months Ended September 30, 2023
	Operating Income (Loss)	Stock-Based Compensation Expense	Depreciation	Amortization of Intangibles(b)	Adjusted EBITDA(f)
	(In thousands)
Digital	$1,467	$2,247	$5,169	$42,947	$51,830
Print	2,003	$417	$3,097	$13,750	$19,267
Other(c)	(7,043)	$3,747	$462	$—	$(2,834)
Total	(3,573)
Interest expense	(35,121)
Other income, net	2,351
Loss before income taxes	(36,343)
Income tax benefit	11,000
Net loss	$(25,343)

	Three Months Ended September 30, 2022
	Operating (Loss) Income(e)	Stock-Based Compensation Expense	Depreciation (e)(i)	Amortization of Intangibles(i)	Adjusted EBITDA(f)(h)
	(In thousands)
Digital	$(104,445)	$5,814	$5,312	$115,921	$22,602
Print	27,325	$391	$(2,154)	$(2,465)	$23,097
Other(c)	(18,378)	$53	$3,819	$—	$(14,506)
Total	(95,498)
Interest expense	(24,405)
Other income, net	2,797
Loss before income taxes	(117,106)
Income tax benefit	30,090
Net loss	$(87,016)
_____________________
(i) Depreciation and amortization of intangibles for the three months ended September 30, 2022 reflect, in part, cumulative adjustments made to the fair value of leasehold improvements, equipment, buildings, capitalized software and intangible assets acquired in the Meredith acquisition.

	Nine Months Ended September 30, 2023
	Operating Loss(d)	Stock-Based Compensation Expense	Depreciation(d)	Amortization of Intangibles(b)	Adjusted EBITDA(f)(g)
	(In thousands)
Digital	$(10,361)	$6,034	$17,745	$113,649	$127,067
Print	(4,697)	$939	$9,587	$42,182	$48,011
Other(c)	(117,569)	$10,099	$31,630	$—	$(75,840)
Total	(132,627)
Interest expense	(102,306)
Other income, net	8,090
Loss before income taxes	(226,843)
Income tax benefit	58,564
Net loss	$(168,279)

Index
DOTDASH MEREDITH, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

	Nine Months Ended September 30, 2022
	Operating Loss(e)	Stock-Based Compensation Expense	Depreciation(e)	Amortization of Intangibles	Acquisition-related Contingent Consideration Fair Value Adjustments	Adjusted EBITDA(f)(h)
	(In thousands)
Digital	$(95,217)	$14,889	$21,004	$168,654	$(612)	$108,718
Print	(31,109)	$659	$8,010	$41,322	$—	$18,882
Other(c)	(52,924)	$92	$4,126	$—	$—	$(48,706)
Total	(179,250)
Interest expense	(59,785)
Other expense, net	(74,531)
Loss before income taxes	(313,566)
Income tax benefit	77,938
Net loss	$(235,628)

NOTE 6—RESTRUCTURING CHARGES, TRANSACTION-RELATED EXPENSES AND CHANGE-IN-CONTROL PAYMENTS
Restructuring Charges
During 2023, the Company continued to incur costs related to a voluntary retirement program announced in the first quarter of 2022 and recorded adjustments to previously accrued amounts related to a reduction in force plan, for which the related expenses were accrued primarily in the fourth quarter of 2022.
During 2022, management committed to several actions to improve efficiencies and better align its cost structure following the acquisition of Meredith on December 1, 2021, which included: (i) the discontinuation of certain print publications and the shutdown of PeopleTV, for which the related expense was primarily reflected in the first quarter of 2022, (ii) the aforementioned voluntary retirement program, for which the related expense was primarily reflected in the first half of 2022, (iii) the consolidation of certain leased office space, for which the related expense was reflected in the third quarter of 2022 and (iv) the aforementioned reduction in force plan. These actions resulted in $80.2 million of restructuring charges incurred for the year ended December 31, 2022.
A summary of the costs incurred, payments and related accruals is presented below. The Company anticipates the estimated remaining costs associated with the 2022 restructuring events will be paid by December 31, 2023 from existing cash on hand.

		Nine Months Ended September 30, 2023
	Accrued December 31, 2022	Charges Incurred	Reversal of Initial Cost	Payments	Accrued September 30, 2023	Cumulative Charges Incurred	Estimated Remaining Costs
	(In thousands)
Digital	$10,950	$1,291	$(954)	$(9,382)	$1,905	$39,562	$71
Print	12,055	1,548	(1,492)	(9,503)	2,608	33,488	—
Other(a)	4,389	649	(264)	(3,718)	1,056	7,966	29
Total	$27,394	$3,488	$(2,710)	$(22,603)	$5,569	$81,016	$100
_____________________
(a) Other comprises unallocated corporate expenses, which are corporate overhead expenses not attributable to the Digital or Print segments.

Index
DOTDASH MEREDITH, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

	Nine Months Ended September 30, 2022
	Charges Incurred	Payments	Non-cash(b)	Accrued September 30, 2022
	(In thousands)
Digital	$29,090	$(5,888)	$(21,309)	$1,893
Print	26,051	(16,865)	(425)	8,761
Other(a)	5,696	(2,038)	—	3,658
Total	$60,837	$(24,791)	$(21,734)	$14,312
_____________________
(b) Includes $21.3 million of impairment charges, consisting of impairments of $14.3 million and $7.0 million of an ROU asset and related leasehold improvements and furniture and equipment included in "General and administrative expense" and "Depreciation" in the statement of operations, respectively, and $0.4 million related to the write-off of inventory.

The costs are allocated as follows in the statement of operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands)
Cost of revenue	$11	$1,320	$710	$17,921
Selling and marketing expense	92	636	(449)	10,251
General and administrative expense	87	15,702	150	24,560
Product development expense	404	84	367	1,099
Depreciation	—	7,006	—	7,006
Total	$594	$24,748	$778	$60,837
Transaction-Related Expenses
The Company incurred transaction-related expenses in connection with the acquisition of Meredith of $0.8 million and $6.0 million for the three and nine months ended September 30, 2022, respectively.
Change-in-Control Payments
On July 1, 2022, the Company made $83.1 million in change-in-control payments, which were triggered by the acquisition of Meredith and the terms of certain former executives’ contracts. These payments included amounts accrued in December 2021, as well as amounts previously accrued that became payable following the change in control.

Index
DOTDASH MEREDITH, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

NOTE 7—PENSION AND POSTRETIREMENT BENEFIT PLANS
The following tables present the components of net periodic benefit (credit) cost for the pension and postretirement benefit plans:

	Three Months Ended September 30, 2023			Nine Months Ended September 30, 2023
	Pension		Postretirement	Pension		Postretirement
	Domestic	International	Domestic	Domestic	International	Domestic
	(In thousands)
Service cost	$53	$—	$1	$161	$—	$3
Interest cost	780	5,033	57	2,477	14,731	173
Expected return on plan assets	(550)	(5,026)	—	(1,684)	(14,713)	—
Actuarial gain recognition	(1,037)	—	—	(1,201)	—	—
Net periodic benefit (credit) cost	$(754)	$7	$58	$(247)	$18	$176

	Three Months Ended September 30, 2022			Nine Months Ended September 30, 2022
	Pension		Postretirement	Pension		Postretirement
	Domestic	International	Domestic	Domestic	International	Domestic
	(In thousands)
Service cost	$877	$—	$2	$2,766	$—	$5
Interest cost	1,267	3,999	66	3,154	11,073	200
Expected return on plan assets	(308)	(4,252)	—	(2,484)	(12,668)	—
Actuarial (gain) loss recognition	(2,643)	—	—	7,490	68,552	—
Net periodic benefit (credit) cost	$(807)	$(253)	$68	$10,926	$66,957	$205
Settlements during the three and nine months ended September 30, 2023 triggered remeasurements of the pension plans in the U.S. The actuarial gain of $1.0 million for the three months ended September 30, 2023 primarily relates to updates to participant census data, investment performance and an increase in the discount rate. The actuarial gain of $1.2 million for the nine months ended September 30, 2023 primarily relates to investment performance, an increase in the discount rate and updates to participant census data.
Settlements during the three and nine months ended September 30, 2022 triggered remeasurements of the funded pension plan in the U.S. The actuarial gain of $2.6 million for the three months ended September 30, 2022 primarily relates to assumption changes due to increases in the discount rate and updates to participant census data. The actuarial loss of $7.5 million for the nine months ended September 30, 2022 primarily relates to the decline in the fair value of the pension plan's assets exceeding the decline in the plan liabilities, partially offset by a gain related to the revaluation of an annuity contract and the gain in the third quarter of 2022 described above.
Settlements during the nine months ended September 30, 2022 triggered remeasurements of the funded pension plan in the United Kingdom ("U.K."). The actuarial loss of $68.6 million for the nine months ended September 30, 2022 primarily relates to the decline in the fair value of the pension plan's assets exceeding the decline in the plan liabilities due to higher interest rates.
The following table summarizes the weighted average expected return on plan assets used to determine the net periodic benefit costs at September 30, 2023 following the remeasurements, and December 31, 2022, respectively:

	September 30, 2023	December 31, 2022
	Pension
	Domestic	Domestic
Expected return on plan assets	4.48%	2.80%

Index
DOTDASH MEREDITH, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

The components of net periodic benefit (credit) cost, other than the service cost component, are included in "Other income (expense), net" in the statement of operations.
NOTE 8—INCOME TAXES
The Company is included within IAC’s tax group for purposes of federal and consolidated state income tax return filings. In all periods presented, the income tax provision and/or benefit has been computed for the Company on an as if standalone, separate tax return basis and payments to and refunds from IAC for the Company's share of IAC’s consolidated federal and state tax return liabilities/receivables calculated on this basis have been reflected within operating activities in the statement of cash flows. The Company will reimburse IAC for its share of consolidated tax liabilities as if the Company were a standalone, separate return filer subsequent to the date of the acquisition of Meredith. Any differences between taxes currently payable to or receivable from IAC under this agreement and the current tax provision computed on an as if standalone, separate return basis for GAAP are reflected as adjustments to additional paid-in capital and as financing activities within the statement of cash flows.
At the end of each interim period, the Company estimates the annual expected effective income tax rate and applies that rate to its ordinary year-to-date earnings or loss. The income tax provision or benefit related to significant, unusual, or extraordinary items, if applicable, that will be separately reported or reported net of their related tax effects are individually computed and recognized in the interim period in which they occur. In addition, the effect of changes in enacted tax laws or rates, tax status, judgment on the realizability of a beginning-of-the-year deferred tax asset in future years or unrecognized tax benefits is recognized in the interim period in which the change occurs.
The computation of the annual expected effective income tax rate at each interim period requires certain estimates and assumptions including, but not limited to, the expected pre-tax income (or loss) for the year, projections of the proportion of income (and/or loss) earned and taxed in foreign jurisdictions, permanent and temporary differences and the likelihood of the realization of deferred tax assets generated in the current year. The accounting estimates used to compute the provision or benefit for income taxes may change as new events occur, more experience is acquired, additional information is obtained or the Company's tax environment changes. To the extent that the expected annual effective income tax rate changes during a quarter, the effect of the change on prior quarters is included in income tax provision or benefit in the quarter in which the change occurs.
For the three and nine months ended September 30, 2023, the Company recorded an income tax benefit of $11.0 million and $58.6 million, respectively, which represents an effective income tax rate of 30% and 26%, respectively. For the three months ended September 30, 2023, the effective income tax rate was higher than the statutory rate of 21% due primarily to a non-taxable adjustment to an indemnified liability, state taxes and research credits. For the nine months ended September 30, 2023, the effective income tax rate was higher than the statutory rate of 21% due primarily to state taxes and research credits. For the three and nine months ended September 30, 2022, the Company recorded an income tax benefit of $30.1 million and $77.9 million, respectively, which represents an effective income tax rate of 26% and 25%, respectively, which was higher than the statutory rate of 21% due primarily to state taxes and research credits.
The Company recognizes interest and, if applicable, penalties related to unrecognized tax benefits in the income tax provision. Accruals for interest and penalties are not material.

Index
DOTDASH MEREDITH, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

The Company's income taxes are routinely under audit by federal, state, local and foreign authorities as a result of previously filed separate company and consolidated income tax returns with IAC. These audits include questioning the timing and the amount of income and deductions and the allocation of income and deductions among various tax jurisdictions. On June 27, 2023, the Joint Committee of Taxation completed its review of the federal income tax returns for the years ended December 31, 2013 through 2019, which include the operations of the Company, and approved the audit settlement previously agreed to with the Internal Revenue Service. The statute of limitations for the years 2013 through 2019 expires on December 31, 2023. Returns filed in various other jurisdictions are open to examination for tax years beginning with 2014. Income taxes payable include unrecognized tax benefits considered sufficient to pay assessments that may result from the examination of prior year tax returns. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may not accurately anticipate actual outcomes and, therefore, may require periodic adjustment. Although management currently believes changes in unrecognized tax benefits from period to period and differences between amounts paid, if any, upon resolution of issues raised in audits and amounts previously provided will not have a material impact on the liquidity, results of operations or financial condition of the Company, these matters are subject to inherent uncertainties and management’s view of these matters may change in the future.

At September 30, 2023 and December 31, 2022, unrecognized tax benefits, including interest and penalties, are $4.0 million and $3.5 million, respectively. Unrecognized tax benefits, including interest and penalties, at September 30, 2023 increased by $0.5 million due primarily to state audits and research credits, partially offset by settlements. If unrecognized tax benefits at September 30, 2023 are subsequently recognized, $3.8 million, net of related deferred tax assets and interest, would reduce income tax expense. The comparable amount at December 31, 2022 was $3.3 million. The Company believes that it is reasonably possible that its unrecognized tax benefits could decrease by less than $0.1 million by September 30, 2024 due to expected settlements of which less than $0.1 million would reduce the income tax provision.
NOTE 9—FINANCIAL STATEMENT DETAILS
Cash and Cash Equivalents and Restricted Cash
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the balance sheet to the total amounts shown in the statement of cash flows:

	September 30, 2023	December 31, 2022	September 30, 2022	December 31, 2021
	(In thousands)
Cash and cash equivalents	$266,404	$123,866	$139,338	$233,393
Restricted cash included in other current assets	6,813	—	—	1,227
Restricted cash included in other non-current assets	—	6,641	5,975	—
Total cash and cash equivalents and restricted cash as shown on the statement of cash flows	$273,217	$130,507	$145,313	$234,620
Restricted cash included in "Other current assets" and "Other non-current assets" in the balance sheet primarily consists of cash held in escrow related to the funded pension plan in the U.K.

Index
DOTDASH MEREDITH, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Credit Losses
The following table presents the changes in the allowance for credit losses for the nine months ended September 30, 2023 and 2022, respectively:

	2023	2022
	(In thousands)
Balance at January 1	$6,493	$1,679
Current period provision for credit losses	3,457	5,166
Write-offs charged against the allowance	(4,356)	(1,507)
Recoveries collected	113	16
Other	—	81
Balance at September 30	$5,707	$5,435
Accumulated Amortization and Depreciation
The following table provides the accumulated amortization and depreciation within the balance sheet:

Asset Category	September 30, 2023	December 31, 2022
	(In thousands)
ROU assets included in other non-current assets	$135,602	$63,256
Leasehold improvements, equipment, buildings and capitalized software	$56,741	$38,565
Intangible assets	$455,394	$313,259
Other income (expense), net

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands)
Net periodic pension benefit credit (cost), other than the service cost component(a)	$743	$1,871	$217	$(75,317)
Other	1,608	926	7,873	786
Other income (expense), net	$2,351	$2,797	$8,090	$(74,531)
_____________________
(a) Includes pre-tax actuarial gains of $1.0 million and $1.2 million related to the pension plans in the U.S. for the three and nine months ended September 30, 2023, respectively, and a pre-tax actuarial gain of $2.6 million related to the funded pension plan in the U.S. for the three months ended September 30, 2022 and a pre-tax actuarial loss of $76.0 million related to the funded pension plans in the U.K. and U.S. for the nine months ended September 30, 2022. See "Note 7—Pension and Postretirement Benefit Plans" for additional information.

NOTE 10—CONTINGENCIES
In the ordinary course of business, the Company is a party to various lawsuits. The Company establishes accruals for specific legal matters when it determines that the likelihood of an unfavorable outcome is probable and the loss is reasonably estimable. Management has also identified certain other legal matters where it believes an unfavorable outcome is not probable and, therefore, no accrual is established. Although management currently believes that resolving claims against the Company, including claims where an unfavorable outcome is reasonably possible, will not have a material impact on the liquidity, results of operations, or financial condition of the Company, these matters are subject to inherent uncertainties and management's view of these matters may change in the future. The Company also evaluates other contingent matters, including uncertain income tax positions and non-income tax contingencies, to assess the likelihood of an unfavorable outcome and estimated extent of potential loss. It is possible that an unfavorable outcome of one or more of these lawsuits or other contingencies could have a material impact on the liquidity, results of operations or financial condition of the Company. See "Note 8—Income Taxes" for information related to uncertain income tax positions.

Index
DOTDASH MEREDITH, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

NOTE 11—RELATED PARTY TRANSACTIONS
The Company recognized revenue of $2.4 million and $6.9 million for the three and nine months ended September 30, 2023, respectively, and $1.8 million and $5.3 million for the three and nine months ended September 30, 2022, respectively, related to advertising and audience targeted advertising sold to other IAC owned businesses. At September 30, 2023 there were outstanding receivables of $2.0 million related to the revenue earned.
At September 30, 2023, the Company has an outstanding receivable of $2.9 million due from IAC pursuant to the tax sharing agreement, which is included in "Other current assets" in the balance sheet. At December 31, 2022, there was $25.1 million due to IAC pursuant to the tax sharing agreement, which was subsequently paid to IAC in April 2023.
As permitted by the Credit Agreement, IAC made capital contributions to the Company, which were subsequently distributed back to IAC in the three and nine months ended September 30, 2023. The contribution from IAC outstanding at September 30, 2023 was distributed back to IAC in October 2023. Refer to “Note 3—Long-term Debt” for additional information.

Pursuant to the terms of the Company’s stock-based awards granted under its equity incentive plan, until the common shares of the Company (or its successor(s)) trade on a national securities exchange, shares of IAC common stock are issued to employees in settlement of the exercise of the Company’s vested awards after deduction for required tax withholdings, which are remitted on the employees’ behalf. The Company reimburses IAC in the form of cash and/or Dotdash Meredith common shares at IAC’s election.
NOTE 12—SUBSEQUENT EVENTS
In preparing these financial statements, management evaluated subsequent events through November 7, 2023, on which date the financial statements were available for issue.